Exhibit 10.1

This Exhibit 10.1 includes certain identified information that has been redacted because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats as private and confidential. Where information has been redacted, it has been so indicated by a “[***]”.

AMENDMENT

This AMENDMENT (the “Amendment”) is made and entered into this 30th day of September, 2024 (“Execution Date”) by and between Come and See Foundation, Inc., a North Carolina nonprofit corporation (“CAS”), and 5&2 Studios, Inc., a Delaware corporation (“Distributor”). Each of Distributor and CAS are sometimes referred to herein as a “Party” and are collectively referred to herein as the “Parties.” CAS and Distributor hereby intend and agree that this Amendment shall be effective as of June 13, 2024 (the “Effective Date”) and at all times thereafter, with the same force and effect as if this Amendment had been executed on that date.

Reference is made to the Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”) dated June 13, 2024, by and between the Parties. This Amendment amends the DMA as of the Effective Date hereof.

Capitalized words and phrases used in this Amendment but not otherwise defined herein shall have the definitions ascribed to them in the DMA.

RECITALS

I.              The DMA (specifically Section 8(a) thereof) provides for the recoupment by Distributor of a certain Marketing Duties Costs Reimbursement Amount, from the Commercial Exploitation Gross Receipts of the Chosen Series. The Parties have recognized that this arrangement for recoupment can create and maintain certain mismatching of expenses incurrence and recoupment thereof, and it unnecessarily burdens the Parties’ process of reviewing and (in CAS’ case) approving certain marketing costs respecting the distribution of the Chosen Series. The Parties have determined that it is in their respective best interests to eliminate Distributor’s recoupment of the Marketing Duties Costs Reimbursement Amount from the waterfall, and to provide for a regular and defined marketing costs remittance by CAS to Distributor. Along with such adjustment, CAS’ Share and Distributor’s Share shall be adjusted so that, pro forma, they are [***], respectively.

II.             Pursuant to the DMA, from time-to-time Distributor may theatrically release (or cause the release of) some Episodes of a New Season of the Series (or new episodes or versions of the Series). The performance guilds (under whose auspices the Series was and will be produced) provide for certain residuals payments to the guilds for the benefit of Chosen Series performers, which residual amounts increase under certain circumstances if a program receives a qualifying theatrical release (rather than being released on a streaming or television platform). Depending upon the particular theatrical release plan, such increased residuals are collected and remitted by the distributor, Distributor or both, to the performance guild. The Parties acknowledge that differences in such collection and remittance obligations are applicable to different methods of theatrically releasing Episodes of the Series (including as to what entity is effecting the theatrical exhibition), and may result in an anomaly whereby a theatrical distribution plan which otherwise may be in each Parties’ mutual best interest, creates a financial burden on one Party that distorts the waterfall intended by the Parties, and thus may frustrate such method of theatrical release. In order to mitigate such potential distortion and frustration, the Parties desire to provide that Distributor shall be permitted to recoup from the theatrical waterfall a defined portion of additional guild residuals which become owing and are paid by Distributor on account of a self- release or a theatrical release by a non-guild signatory company. Accordingly, this Amendment provides for such recoupment by Distributor (solely from such exhibition rentals and proceeds), and adjusts CAS’ Share and Distributor’s Share (solely from such theatrical rentals and proceeds) so that, pro forma, they are [***] (for CAS) and [***] (for Distributor) with respect to the proceeds from a theatrical release of Episodes or Series either by Distributor (or its agent) or by a non- signatory company.

Amendment to DMA

III.           Distributor previously expended certain amounts for marketing and technology development respecting the NP Chosen App (upon which the Series is streamed), and the Parties desire to provide for the recoupment by Distributor of certain of those marketing and technology development costs.

The recitals set forth above are for informational and contextual purposes. The specific provisions below are the agreement between the Parties comprising this Amendment, and the Recitals do not amend the specific provisions of this Amendment.

Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the DMA.

AGREEMENT

CAS and Distributor agree as follows:

1.             Recoupment by Distributor of Certain Expended Amounts. Distributor has previously incurred costs and expenses for the development of marketing and technology respecting the NP Chosen App (collectively, the “NP Chosen App Development Costs”). Distributor has presented such amounts to CAS for its review, and CAS has accepted such costs as having been incurred by Distributor in furtherance of the development of the NP Chosen App. CAS desires to remit to Distributor [***] in the following amounts at the following times (and upon the contingencies below), as CAS’s complete reimbursement to Distributor for the NP Chosen App Development Costs:

(a)           [***] (each an “NP Chosen App Development Payment”) shall be paid by CAS to Distributor upon the effective Completion and Delivery of each of the fifth, sixth and seventh Seasons of the Chosen Series (as defined in the Asset Purchase Agreement dated as of May 13, 2024, between CAS and Distributor) (the “APA”) (for clarity, for a total of [***]).

(b)           The foregoing remittance payments are intended to coincide with (and shall be contingent upon) certain Milestone Payments (as defined in Section 2.06 of the APA) otherwise being remitted by CAS to Distributor pursuant to the APA. For the avoidance of doubt, each NP Chosen App Development Payment shall be in addition to each Milestone Payment.

(c)           The Parties agree that CAS is the sole owner of the NP Chosen App, and the NP Chosen App Development Costs do not alter such ownership status nor constitute any lien, liability or encumbrance upon the NP Chosen App.

Amendment to DMA

2.          DMA Waterfall. Section 8(a) of the DMA is hereby amended and restated to read in its entirety as follows:

“8. Application of Commercial Exploitation Gross Receipts; Ancillary Rights Royalty; TM Royalty.

(a)	Application of Commercial Exploitation Gross Receipts.

(i)          First, to collection account manager for actual and customary fees and expenses of the collection account manager, if any, provided that any such fees shall be borne by CAS from CAS’ Share;

(ii)          Then, from the amount of remaining Commercial Exploitation Gross Receipts, [***] to CAS (“CAS’ Share”) and [***] to Distributor (“Distributor’s Share”); provided, solely with respect to Special Theatrical Distributions (as defined and provided below), CAS’s Share and Distributor’s Share of receipts and proceeds from such distribution shall be in the Special Theatrical Share provided for below.

For clarity, but except for the Special Theatrical Distribution (provided for below):

(i)	any Guild Residuals and re-use fees, royalties and amounts required as a result of Distributor’s (or its licensees) use and exploitation of the Licensed Rights hereunder which were not paid or reserved by Distributor’s licensees shall be paid and satisfied solely from Distributor’s Share;

(ii)	any Participations payable with respect to the distribution of a Program which were not paid at source or by Distributor’s licensees, shall be paid and satisfied solely from Distributor’s Share;

(iii)	Distributor or its Affiliates (and not CAS) will be responsible for any Guild Residuals or other Guild payments due from revenues or other receipts generated from exploitation of the Programs (or any rights in connection therewith), except that CAS shall be responsible for any such Guild Residuals solely on account of its exploitation of Reserved Rights. CAS may discharge its obligations therefore by remitting the requisite amounts, if any, to Distributor, and Distributor shall account for any pay any such residuals or other payments which accrue on account of CAS’ exercise of its Reserved Rights. Parties shall agree to a customary and reasonable provision in the CAM for the administration of amounts, if any, that are collectible and payable arising solely from CAS’ exploitation of its Reserved Rights.

(iv)	Schedule Exceptions (attached hereto and incorporated by this reference) shall apply to certain programs and projects of Distributor or its affiliates, notwithstanding any provision hereof.

Amendment to DMA

Special Waterfall Provisions for Certain Theatrical Distribution Residuals and Proceeds. This provision shall apply if and when Distributor elects to theatrically release Episode(s) of a New Season of the Series (or new episodes or versions of the Series), subject to any CAS approval otherwise provided for herein. “Theatrically release” (or “Theatrical Release”) shall have the meaning as defined or determined pursuant to Distributor’s or its licensee’s, agent’s or affiliate’s agreement with an applicable Chosen Series performer guild (a “Series-Applicable Guild Agreement”) (i.e., where paid admission is required to attend a theatrical exhibition of such program). A contractual theatrical release bonus that becomes due to an actor in the Series pursuant to an agreement in force as of the Effective Date) on account of a Theatrical Release of a an Episode of a New Season, is referred to herein as a “Theatrical Release Bonus Payment.” If there becomes payable by Distributor (or its agent or affiliate) under such Series-Applicable Guild Agreement an additional amount of guild residuals proximately on account of such theatrical release (in excess of the amount of residuals otherwise payable respecting the program’s distribution, e.g., for a non-theatrical streaming, television or VOD release)(herein, “Additional Guild Residuals”), where such Theatrical Release is not effected (in whole or in part) by a third party guild signatory (each herein, a “Special Theatrical Distribution”), the amount of such Theatrical Release Bonus Payment, and any Additional Guild Residuals incurred and payable by Distributor (or its agent) to a guild (that represents Series performers) directly on account of such Special Theatrical Distribution, shall be remitted in a timely manner by Distributor to such guild (in the case of Additional Guild Residuals) or such actor (in the case of a Theatrical Release Bonus Payment). Distributor shall be permitted to recoup the specific amount of such Additional Guild Residuals, and Theatrical Release Bonus Payment solely from the rentals or revenues (if any) from such specific Special Theatrical Distribution, so long as CAS has approved in writing in advance the Special Theatrical Distribution releasing plan and the overall marketing and releasing budget (including any cap) for such Special Theatrical Distribution. (For clarity such recoupment shall not be from proceeds of previous or subsequent theatrical release(s) of any Episodes or Series, nor any other distribution of the Episodes or Series, i.e. in other media. Distributor’s accounting and remittances of proceeds from such Specials Theatrical Distribution (netted for such recoupment of Additional Guild Residuals) shall otherwise be in accordance herewith and with the Distributor’s (or the collection agent’s) accountings under the DMA.

If Distributor recoups any Additional Guild Residuals, Distributor’s accounting to CAS for such Special Theatrical Distribution shall include the documentation of the amount of Additional Guild Residuals that Distributor (or its agent) has accounted and remitted to the applicable guild. The net proceeds from such Special Theatrical Distribution (after such remittance of Additional Guild Residuals) shall be shared and remitted as follows: [***] to CAS, and [***] to Distributor (the “Special Theatrical Share”).

For any quarter during which a Special Theatrical Distribution occurred, Distributor (or the collection agent) shall account separately for 1) Commercial Exploitation Gross Receipts without incorporation of the Special Theatrical Distribution proceeds (i.e., with the 80/20 share applied thereto); and 2) for the Special Theatrical Distribution proceeds (i.e., net of the Additional Guild Residuals recoupment) with the Special Theatrical Share applied thereto). (For clarity, the Special Theatrical Share shall not be further allocated or subjected to the additional [***] share allocation provided for herein for other Commercial Exploitation Gross Receipts.)

Distributor’s recoupment of Additional Guild Residuals from a Special Theatrical Distribution shall be limited to recoupment from the proceeds of the applicable Special Theatrical Distribution campaign and shall not be calculated or recouped on a cumulative, rolling or crossed basis. No Additional Guild Residuals shall be double-counted, double-recouped or double-remitted. Unless specifically approved by CAS, such Additional Guild Residuals recoupment shall be limited to not more than one Special Theatrical Distribution for each New Season of the Series. Nothing herein shall constitute an obligation of CAS to pay, guaranty, assume or remit any Additional Guild Residuals amounts or any other guild amount or obligation.

Amendment to DMA

For clarity, Additional Guild Residuals and Theatrical Release Bonus Payments do not include: 1) Any Series completion bonuses and/or merchandise buyout payments; 2) any contractual box office or theatrical release bonuses agreed by Distributor or its affiliates after the Effective Date; ~~s~~; 3) any guild residuals otherwise payable with respect to non-theatrical exhibition or distribution of any Episode or Chosen Series in any non-theatrical media; 4) any residuals or other amounts owing or remitted to a guild by a Major Licensee, Lions Gate or any third party guild signatory on account of any of their distribution of an Episode or Series; or 5) Marketing Costs Duties Reimbursement Amounts.

The provisions of subsections 8(b)-(f) of this DMA shall be applied in a commercially reasonable manner with respect to any Special Theatrical Distribution.”

3.	Marketing Duties Costs Reimbursement Amount.

Section 1(rrr) and the section entitled “Marketing Duties Costs Reimbursement Amount” defined in Schedule MD of the DMA is hereby amended and restated to read in its entirety as follows:

“ “Marketing Duties Costs Reimbursement Amount” means a portion of the costs that Distributor incurred in its discharging its Marketing Duties hereunder. [***]

“CAS shall reimburse Distributor for the annual Marketing Duties Costs Reimbursement Amount (as so determined), and CAS shall remit such amounts in ratable quarterly installments, for which Distributor shall issue an invoice to CAS, with reasonable detail of the specific marketing costs comprising the Marketing Duties Costs Reimbursement Amount, invoiced (up to its cap) beginning in the first reporting period respecting a Season (rather than recouped ratably across reporting periods within a Season). The Parties shall cooperate in good faith with respect to the calculation and administration of the Marketing Duties Costs Reimbursement Amounts, including taking and providing reasonable and timely information and collaboration with respect thereto. Distributor may not delegate, assign or divert Marketing Duties Costs to a licensee of a Program in exchange for a higher distribution fee or cost recoupment benefitting such licensee, nor may Distributor accept any advance from any such licensee for its assumption of such costs.

Beginning one year after the initial release of the last New Season hereunder, the minimum amount set forth in subparagraph (i) above [***] shall no longer apply and only the amount in subparagraph (ii) [***] shall apply. If there is any hiatus in the required delivery of a New Season per the Delivery Schedule for such New Season, the Marketing Duties Costs Reimbursement Amount shall be adjusted (i.e., reduced on a non-accumulating basis, or put on hiatus) for an appropriate matching period with respect to such delayed delivery(ies). The Marketing Duties Costs Reimbursement Amount shall be calculated without a floor amount beginning the year following the year of the initial release of the last Season of The Chosen Series hereunder (unless CAS in is sole discretion determines should be a later date in order to align the last Season [i.e., Season 7] costs to the annual calendar period). If there is any hiatus in the delivery per the delivery schedule, the Marketing Duties Costs Reimbursement Amount shall be adjusted (i.e., reduced or put on hiatus) for a matching period with respect to such delayed delivery(ies).”

Amendment to DMA

4.	Miscellaneous.

(a)           No Other Changes. Except as modified by this Amendment, including the adjustments described herein, the DMA (and all of the other Distributor-CAS Agreements) remain in full force and effect in accordance with their respective terms.

(b)           Joinder of Affiliates. Prior to Distributor entering into any agreement to consummate a Reorg, Distributor shall cause its Affiliates or Affiliated Prodco (as are reasonably designated by CAS) to execute a joinder agreement with respect to this Amendment, so that the material provisions of this Amendment remain effective pro forma for any such Reorg.

(c)           Budget Approvals. Nothing herein shall be deemed to alter or diminish the Series and Episodic budget approval rights of CAS set forth in the Distributor-CAS Agreements.

(d)           Further Restatement Documentation for Convenience. For administrative ease, the Parties may execute and deliver a form of amendment and restatement of the DMA, incorporating the terms of this Amendment.

[Signature Page to Follow]

Amendment to DMA

IN WITNESS WHEREOF, the Parties have executed this Amendment with effect as of the Effective Date.

COME AND SEE FOUNDATION, INC.

By:

Its:

5&2 STUDIOS, INC.

By:

Its:

Amendment to DMA

SCHEDULE R&P

ROYALTIES AND PARTICIPATIONS

“CAS Ancillary Rights Royalty” means a royalty equal to ten percent (10%) of one hundred percent (100%) of the Ancillary Rights Gross Receipts less any sales or similar tax withholdings (or other withholdings) required by applicable Laws.

“CAS’ Share” means eighty percent (80%).

“Distributor’s Share” means twenty percent (20%).

“TM Royalty” means a royalty equal to ten percent (10%) of one hundred percent (100%) of the Distributor’s gross receipts for any Chosen-Branded Production which is developed, produced, co-produced, financed or distributed by Distributor or its Affiliates.

Amendment to DMA